                                                            FILE NO.
                                                                     -----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  CAMCAP, INC.
                                  ------------
                 (Name of Small Business Issuer in its Charter)

           Colorado                                 6770                         APPLIED FOR
-------------------------------        -----------------------------       ----------------------
(State or other jurisdiction of               Primary Standard                (I.R.S. Employer
 incorporation or organization)        Industrial Classification No.       Identification Number)

      7315 East Peakview Avenue, Englewood, Colorado 80111; (720) 529-3550
      --------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                                  Gregory Pusey
                                  CamCap, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                                 (720) 529-3550

            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies To:

                             Robert M. Bearman, Esq.
                                Patton Boggs, LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

Approximate Date of Proposed Sale to the Public:  As soon as practicable after
                                                  Registration Statement becomes
                                                  effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED
 TITLE OF EACH CLASS OF                         MAXIMUM
    SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE PER         PROPOSED MAXIMUM          AMOUNT OF
       REGISTERED           REGISTERED          UNIT (1)          AGGREGATE OFFERING PRICE   REGISTRATION FEE
-----------------------    ------------    ------------------     ------------------------   ----------------
 COMMON STOCK,
 $.001 PAR VALUE            3,029,870            $.001                   $3,029.87                 $.80

(1) Estimated solely for the purposes of calculating the registration fee and pursuant to Rule 457(f).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement on Form SB-2 has been prepared on a prospective basis on the assumption that, among other things, the Spinoff (as hereinafter defined) and the related transactions contemplated to occur prior to or contemporaneously with the Spinoff will be consummated as contemplated by the Information Statement which is a part of this Registration Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

                                 CROSS-REFERENCE
                                  CAMCAP, INC.

     Item
    Number                      Required Item                                       Location
    ------                      -------------                                       --------

      1        Front of Registration Statement and outside front  Cover page; outside front cover of Prospectus cover of Prospectus

      2        Inside front and outside back cover pages of       Inside front and outside back cover pages of
               Prospectus                                         Prospectus

      3        Summary Information and Risk Factors               Summary; Risk Factors

      4        Use of Proceeds                                    Not Applicable

      5        Determination of Offering Price                    Not Applicable

      6        Dilution                                           Not Applicable

      7        Selling Security Holders                           Not Applicable

      8        Plan of Distribution                               The Spinoff

      9        Legal Proceedings                                  Legal Proceedings

     10        Directors, Executive Officers, Promoters and       Management
               Control Persons

     11        Security Ownership of Certain Beneficial Owners    Principal Shareholders
               and Management

     12        Description of Securities                          Description of Securities

     13        Interest of Named Experts and Counsel              Legal Matters; Experts

     14        Disclosure of Commission Position on               Management
               Indemnification for Securities Act Liabilities

     15        Organization Within Last Five Years                Management

     16        Description of Business                            Business

     17        Management's Discussion and Analysis or Plan of    Management's Discussion and Analysis or Plan
               Operation                                          of Operation

     18        Description of Property                            Business

     19        Certain Relationships and Related Transactions     Management

     20        Market for Common Equity and Related Stockholder   Summary
               Matters

     21        Executive Compensation                             Management

     22        Financial Statements                               Financial Statements

     23        Changes in and Disagreements with Accountants on   Not Applicable
               Accounting and Financial Disclosure

                           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

     24        Indemnification of Directors and Officers          Indemnification of Directors and Officers

     25        Other Expenses of Issuance and Distribution        Other Expenses of Issuance and Distribution

     26        Recent Sales of Unregistered Securities            Recent Sales of Unregistered Securities

     27        Exhibits                                           Exhibits

     28        Undertakings                                       Undertakings

THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO CAMCAP, INC.'S COMMON STOCK HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES WILL NOT BE ISSUED BEFORE THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS INFORMATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES.


                            Cambridge Holdings, Ltd.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111

                               October ____, 2000


Dear Cambridge Holdings, Ltd. Shareholders:

We are pleased to inform you that the Board of Directors of Cambridge Holdings, Ltd. ("Cambridge") has determined to distribute to holders of its common stock shares of the common stock of CamCap, Inc., a recently formed Colorado corporation ("CamCap"), which is currently a subsidiary of Cambridge (the "Spinoff"). The distribution will occur on November ___, 2000.

CamCap was organized to identify and complete a merger or acquisition with a private entity. A registration statement is being filed as the primary attraction of CamCap as a merger partner or acquisition vehicle may be its status as a reporting public company.

The Spinoff will give the Cambridge shareholders a direct investment in CamCap, in addition to retaining their holdings in Cambridge, and is a major step in repositioning our businesses to enhance their value to shareholders.

The record date for the Spinoff is November ___, 2000. If you own common stock of Cambridge as of the close of business on the record date, you will receive one share of CamCap common stock for every share of Cambridge common stock that you own at that time. Cambridge intends to distribute shares of CamCap common stock on November ____, 2000.

You do not need to take any action for the Spinoff to occur. You do not have to pay for the shares of CamCap common stock that you will receive in the Spinoff, nor do you have to surrender or exchange shares of Cambridge common stock in order to receive shares of CamCap common stock. The number of shares of Cambridge common stock that you own will not change as a result of the Spinoff.

This Information Statement gives you information about CamCap and its plans to identify and complete a merger or acquisition with a private entity. We are enthusiastic about the Spinoff and the separate public status of these two companies. We urge you to read this document carefully to learn more about the two companies and the Spinoff.

Sincerely,



Gregory Pusey
President

                        INFORMATION STATEMENT/ PROSPECTUS
                        3,029,870 SHARES OF COMMON STOCK

                                       OF

                                  CAMCAP, INC.


         CamCap, Inc. is a development stage company organized in the State of Colorado to identify and complete a merger or acquisition with a private entity.

         All 3,029,870 shares of CamCap are owned by Cambridge Holdings, Ltd., and CamCap is a subsidiary of Cambridge. Cambridge has determined to effect a Spinoff of the 3,029,870 shares of CamCap to the shareholders of Cambridge. The shareholders of Cambridge common stock will receive one share of CamCap common stock for every share of Cambridge common stock that they own on the record date of November ____, 2000. No payment will be made by the Cambridge shareholders for the CamCap common stock and no action is necessary by the Cambridge shareholders to participate in the Spinoff.

         No public market currently exists for the CamCap common stock and none is likely to develop in the near future.

NO VOTE OF SHAREHOLDERS OF CAMBRIDGE IS REQUIRED IN CONNECTION WITH THE SPINOFF. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   ----------

AN INVESTMENT IN THE CAMCAP COMMON STOCK INVOLVES A HIGH DEGREE OF RISK (SEE "RISK FACTORS" BEGINNING ON PAGE 6).

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The date of this Information Statement/Prospectus is ___________, 2000

                                TABLE OF CONTENTS

SUMMARY

INTRODUCTION

FORWARD-LOOKING STATEMENTS

RISK FACTORS

   CamCap Has No Operating History Or Revenue Which Would Permit You To Judge The Probability Of CamCap's Success

   CamCap Has No Funds And Is Not Raising Any Money In Connection With The
   Spinoff

   CamCap Has Limited Funds And Does Not Intend To Hire A Full-Time Management Team That Can Conduct A Complete Investigation And Analysis Of A Merger Or Acquisition Candidate. CamCap May Not Find A Suitable Candidate

   We Expect That CamCap Will Encounter Substantial Competition For A Merger Candidate

   We Have No Agreements For A Business Combination And We Have Not Established Any Particular Standards For A Business Combination

   The Search For A Merger Candidate Will Be Conducted Principally By The President Of CamCap, Who Is Engaged In Other Business Activities And Will Have Limited Time Availability

   Mr. Pusey May Participate In Business Ventures Which Could Be Deemed To Compete Directly With CamCap

   We Expect That There Will Be A Change In Control Or Management Of CamCap After A Merger We Expect That Your Percentage Share Ownership In CamCap Following Any Merger Or Acquisition Will Be Substantially Reduced

   The Requirement Of Audited Financial Statements May Disqualify Business Opportunities

   We Expect That Tax Consequences Will Be Considered In Any Potential
   Acquisition

   We Do Not Expect Any Trading Market To Develop In CamCap Stock Until A Business Combination Is Completed And There Will Be Significant Restrictions On Resale Of The CamCap Common Stock

THE SPINOFF

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

BUSINESS

MANAGEMENT

PRINCIPAL SHAREHOLDERS

LEGAL PROCEEDINGS

DESCRIPTION OF SECURITIES

SHARES ELIGIBLE FOR FUTURE SALE

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FINANCIAL STATEMENTS

                                     SUMMARY

         The following summary highlights some of the information in this Information Statement and Prospectus. It may not contain all of the information that is important to you. To understand the Spinoff fully, you should read the entire document carefully, including the Risk Factors beginning on page 6.

                                  INTRODUCTION

         The Spinoff is a result of a decision made by the management of Cambridge to enhance the value of Cambridge to its shareholders. We believe that shareholder value will be enhanced by separating the Cambridge business and the newly-created entity of CamCap into two separate, stand-alone companies. After the Spinoff, Cambridge will continue its business activities, which have been concentrated in real estate in Colorado, and CamCap will attempt to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders.

         We have highlighted certain information in this Summary to explain the Spinoff process and give you a better understanding of CamCap. We also have included cross-references in the Summary to other portions of the document where you will find more detailed information about these matters. We encourage you to read the entire document.

             QUESTIONS AND ANSWERS ABOUT THE SPINOFF OF CAMCAP STOCK

         Q: Why do the Spinoff?

         A: We determined that the Spinoff was in the best interest of Cambridge's shareholders because of the attractiveness of a public reporting company as a merger partner or acquisition vehicle.

         Q: How could I benefit from the Spinoff?

         A: Direct investments in two entities. The Spinoff will give you a direct investment in Cambridge, as well as direct investment in CamCap.

         Q: What do I have to do to participate in the Spinoff?

         A: Nothing. No proxy or vote is necessary for the Spinoff. If you own Cambridge common stock at the close of business (5:00 p.m. EST) on November ____, 2000, which is the record date for the Spinoff, one share of CamCap common stock will be credited to your brokerage account, or certificates representing shares of CamCap common stock will be mailed to you on the Spinoff Date, which will be on or about November ____, 2000. You do not need to mail in any certificates of Cambridge common stock to receive stock certificates representing CamCap common stock.

         Q: When will the Spinoff happen?

         A: November ____, 2000. We will distribute all of the shares of CamCap common stock on the Spinoff Date, which will be on or about November ___, 2000.

         Q: How many CamCap shares will I receive in the Spinoff?

         A: You will receive one share of CamCap common stock for every share of Cambridge common stock that you own at the close of business on the record date.

                  Example: If you own 1,000 shares of Cambridge common stock as of the close of business on November ___, 2000, you will receive 1,000 shares of CamCap common stock in the Spinoff.

         Q: Will CamCap's shares be listed on an exchange?

         A: No. CamCap stock will not be listed on any exchange or traded on The Nasdaq Stock Market. Regular trading in the CamCap common stock is not expected to occur unless and until CamCap is successful in identifying a merger or acquisition candidate.

         Q: What are the tax consequences of the Spinoff to Cambridge's shareholders?

         A: The distribution of the CamCap stock will be taxable to Cambridge shareholders for federal income tax purposes. However, because CamCap's total assets are less than $3,000, the taxable amount will be nominal.

         Q: Is an investment in CamCap stock subject to risk?

         A: An investment in CamCap common stock involves a high degree of risk. CamCap has recently organized and has no operating history or revenue which would permit you to judge the probability of CamCap's success. CamCap has no operating capital, no full time management team to conduct a complete investigation and analysis of prospective merger or acquisition candidates and may encounter substantial competition in its search for a business combination. These and other factors are described in greater detail in the "Risk Factors" section beginning on page 6.

         Q: Will Cambridge and CamCap be related after the Spinoff?

         A: Cambridge will not own any CamCap common stock after the Spinoff. Cambridge and CamCap will be separate, publicly owned companies. As one shareholder, Gregory Pusey, controls a majority of the voting rights of the stock of Cambridge and the Spinoff would be through a pro rata distribution of CamCap stock to shareholders of Cambridge, Mr. Pusey will control a majority of the voting rights of the stock of both Cambridge and CamCap. Mr. Pusey will also serve as the Chairman of the Board of Directors and President of both companies. For further information, see the sections "Management" and "Principal Shareholders" beginning on pages 16 and 18, respectively.

         Q: What will Cambridge look like after the Spinoff?

         A: After the Spinoff, Cambridge will continue its regular business activities, which have been concentrated in the real estate industry. We expect to continue these activities, as well as pursue other business opportunities. This may include acquisition or merger possibilities, so that a conflict of interest could exist between Cambridge and CamCap. For further information, see Risk Factors relating to conflicts of interest on pages 7 and 8.

                        SUMMARY OF FINANCIAL INFORMATION

         The table below contains certain historical financial data of CamCap. Historical financial data has been derived from the audited financial statements of CamCap which are included in this Prospectus.

Income Statement (for the period from inception (August 17, 2000) to September 12, 2000):

Revenue                                                              $       -0-

Expenses                                                             $      825

Net Loss                                                             $     (825)

Basic Loss Per Share                                                 $     (825)

Basic Number of Common Shares Outstanding                             3,029,870


Balance Sheet (at September 12, 2000):

Total Assets                                                         $    3,030

Total Liabilities                                                    $      825

Total Shareholders Equity                                            $    2,205


                           FORWARD-LOOKING STATEMENTS

         This document includes forward-looking statements and information that are based on the beliefs, plans, expectations and assumptions of Cambridge and CamCap and on information currently available to these entities. The words "may," "should," "expect," "anticipate," "intend," "plan," "continue," "believe," "seek," "estimate" and similar expressions used in this document are intended to identify forward-looking statements. The forward-looking statements in this document involve certain risks, uncertainties and assumptions. Many of these factors are beyond the ability of Cambridge or CamCap to control or predict. As a result, the future actions, financial condition and results of operations could differ materially from those expressed in any forward-looking statements.

         Factors that could cause actual results to differ materially include, but are not limited to, changes in general economic and business conditions, CamCap's ability to identify a suitable merger or acquisition candidate, and the ability to obtain additional financing. See also the facts described under the section "Risk Factors" beginning on page 6.

         CamCap does not intend to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Cambridge or CamCap, or persons acting on behalf of any of them, are expressly qualified in their entirety by these cautionary statements.

                                  RISK FACTORS

CamCap Has No Operating History Or Revenue Which Would Permit You To Judge The Probability Of CamCap's Success

CamCap has no operating history nor any revenues from operations since its recent incorporation. CamCap has no significant assets or financial resources. CamCap's lack of operating history makes it very difficult for you to judge the probability of CamCap's success based upon managerial skill or ability to successfully complete a merger with an acquisition candidate. As CamCap's business purpose is to identify and complete a merger or acquisition with a private entity, we do not expect that any revenues or earnings from operations of CamCap will be generated in the near future. Instead, CamCap will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a merger or acquisition. Accordingly, we expect that CamCap will incur a net operating loss which will increase continuously until CamCap can consummate a business combination with a profitable business opportunity. We have no assurance that CamCap can identify such a business opportunity or consummate such a business combination.

CamCap Has No Funds And Is Not Raising Any Money In Connection With The Spinoff

As of September 12, 2000, CamCap had $3,030 in assets and liabilities of $825. The nominal amount of capital contributed by us has been used exclusively for organizational purposes. CamCap has no plans to obtain additional financing from outside sources. There is no obligation or commitment from us to provide further capital to insure that CamCap continues as a going concern. However, it is anticipated that we will continue to support CamCap in the form of loans in amounts sufficient to cover operating costs and professional fees as needed to keep CamCap current with its SEC reporting requirements.

CamCap Has Limited Funds And Does Not Intend To Hire A Full-Time Management Team That Can Conduct A Complete Investigation And Analysis Of A Merger Or Acquisition Candidate. CamCap May Not Find A Suitable Candidate

CamCap does not have funds to hire skilled managers. Management of CamCap will have limited time to complete a full investigation of potential acquisition candidates. As a result, CamCap may make a poor decision of the business it acquires or it may be unable to identify any acquisition candidate.

We Expect That CamCap Will Encounter Substantial Competition For A Merger Candidate

We expect that CamCap will be an insignificant participant in the business of seeking mergers and acquisitions of small private entities. A large number of established and well financed entities, including venture capital groups, are active in mergers and acquisitions of companies which may be desirable target candidates for CamCap. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than CamCap and, consequently, CamCap may be expected to be at a competitive disadvantage in identifying possible merger candidates and successfully completing a business combination. In addition, CamCap will also compete in seeking merger or acquisition candidates with numerous other small public companies.

We Have No Agreements For A Business Combination And We Have Not Established Any Particular Standards For A Business Combination

We do not have any arrangement, agreement or understanding with respect to engaging in a merger with, or acquisition of, any entity. We cannot assure you that CamCap will be successful in identifying and evaluating suitable merger candidates or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation by CamCap. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which CamCap will require a target merger candidate to have achieved, and without which CamCap would consider a merger. It is possible that CamCap may enter into a merger with, or acquire a company with no significant operating history, limited assets, losses, negative net worth or other negative characteristics. We expect that CamCap will be able to complete only one merger or acquisition. This lack of diversification may adversely affect the prospects for success.

CamCap's proposed operations, even if successful, will in all likelihood result in CamCap engaging in one merger or acquisition. Consequently, CamCap's activities may be limited to those engaged in by the target company with which CamCap merges or acquires. CamCap's inability to diversify its activities into a number of areas may subject CamCap to economic fluctuations within a particular business or industry and increase the risks associated with CamCap's operations.

The Search For A Merger Candidate Will Be Conducted Principally By The President Of CamCap, Who Is Engaged In Other Business Activities And Will Have Limited Time Availability

Gregory Pusey, who is our President, as well as the President of CamCap, will be the only individual responsible for conducting the day to day operations of CamCap, including searches, evaluations, and negotiations with potential merger or acquisition candidates. In addition to his responsibilities with us and CamCap, Mr. Pusey is also Chairman of the Board of Directors of Advanced Nutraceuticals, Inc., a publicly held company engaged in the manufacture and distribution of nutritional supplements, pharmaceuticals and other products. It is currently anticipated that Mr. Pusey will devote up to ten hours per month to the business of CamCap. CamCap has not entered into any written employment agreement with Mr. Pusey and is not expected to do so in the foreseeable future. CamCap has not obtained key man life insurance on Mr. Pusey and the loss of the services of Mr. Pusey could adversely affect development of CamCap's business and its likelihood of continuing operations.

Mr. Pusey May Participate In Business Ventures Which Could Be Deemed To Compete Directly With CamCap

Gregory Pusey will not be a full-time employee of CamCap. After the Spinoff, Mr. Pusey will continue as our President, and we do not plan to limit our prospective activities to real estate projects. Accordingly, we may seek merger and acquisition candidates. In addition, Mr. Pusey serves as Chairman of the Board of Directors of Advanced Nutraceuticals, Inc. Although Advanced Nutraceuticals, Inc.'s business activities are concentrated in the manufacture and distribution of nutritional supplements and pharmaceutical products, it may engage in merger and acquisition activities and conflicts of interest situations could develop. Mr. Pusey has also served as a consultant to Applied Medical Devices, Inc., a publicly held company which recently entered into a letter of intent to merge with a private entity. Mr. Pusey is also engaged in independent investment activities through Livingston Capital, Ltd. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event CamCap's future officers or directors are involved in the management of any firm with which CamCap transacts business. CamCap has adopted a policy that it will not seek a merger with, or acquisition of, any entity in which its management serves as officers, directors or partners, or in which they or their family members own or hold any ownership interest. It is not expected that Mr. Pusey will receive any salary for his services as President of CamCap and in conducting the day to day operations of CamCap and its search for a merger candidate. Instead, it is expected that, if CamCap is successful in completing a merger or acquisition, Mr. Pusey would receive additional shares of stock of CamCap, a cash bonus, or some other form of compensation. Management has adopted a policy that CamCap's officers and directors, including Mr. Pusey, may receive not more than 9.9% of the value of any merger or acquisition completed by CamCap as compensation in connection with the transaction.

We Expect That There Will Be A Change In Control Or Management Of CamCap After A Merger

A merger or acquisition will, in all likelihood, involve the issuance of CamCap's common stock and result in shareholders of the target private company obtaining a controlling interest in CamCap. Any such business combination may require management of CamCap to sell or transfer all or a portion of the CamCap shares held by them. In addition, CamCap officers and directors may be forced or requested to resign their positions in order for new management to be appointed. The resulting change in control of CamCap could result in the removal of Gregory Pusey and a corresponding reduction in or elimination of his participation in the future affairs of CamCap.

We Expect That Your Percentage Share Ownership In CamCap Following Any Merger Or Acquisition Will Be Substantially Reduced

CamCap's business plan is to identify and complete a merger or acquisition with a private entity. Although CamCap has not identified any particular candidate, and no terms have been negotiated or established, it is likely that a substantial number of shares of CamCap stock will be issued to the shareholders of the merger candidate. CamCap has authorized 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. There are currently 3,029,870 shares of CamCap common stock outstanding, all of which are owned by us. After the Spinoff, there will remain 3,029,870 shares of CamCap stock which will be owned by our shareholders. In addition, 500,000 shares have been reserved for issuance pursuant to the 2000 Stock Incentive Plan. Therefore, there will remain 46,470,130 shares of common stock and 1,000,000 shares of preferred stock available for issuance. Terms of any merger or acquisition may require the issuance of all or substantially all of the shares to the shareholders of the private entity involved in the merger or acquisition with CamCap. The issuance of previously authorized and unissued shares of CamCap would result in reduction in percentage of shares owned by the persons who will receive CamCap shares in the Spinoff. It is likely that this reduction will be substantial and that there will be a change in control of CamCap.

The Requirement Of Audited Financial Statements May Disqualify Business Opportunities

CamCap will be a publicly reporting company under the federal securities laws. Accordingly, CamCap will be required to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by CamCap. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements are applicable.

We Expect That Tax Consequences Will Be Considered In Any Potential Acquisition

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. CamCap expects to evaluate the possible tax consequences of any prospective business combination. We expect that any transaction will be structured so as to minimize the federal and state tax consequences to both CamCap and the target entity. However, even if this occurs, there can be no assurance that the Internal Revenue Service or appropriate state tax authorities would ultimately assent to CamCap's tax treatment of a consummated business combination. To the extent the Internal Revenue Service or state tax authorities ultimately prevail in re-characterizing the tax treatment of a business combination, there could be adverse tax consequences to CamCap, the acquisition candidate and their respective shareholders.

We Do Not Expect Any Trading Market To Develop In CamCap Stock Until A Business Combination Is Completed And There Will Be Significant Restrictions On Resale Of The CamCap Common Stock

We do not expect to undertake any efforts to establish a trading market in the CamCap common stock in the near future. We do not expect to apply for a listing on any exchange, the Nasdaq Stock Market, or the Electronic Bulletin Board system operated by Nasdaq, and we do not expect any trading market to develop until after a business combination has been identified. Moreover, a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of companies such as CamCap which have no business operations other than the search for a merger or acquisition candidate. To ensure that any state laws are not violated, CamCap will refuse to register the transfer of any of its common stock to residents of any state which prohibit such sale or if no exemption is available for such sale.

In a recent "no action" letter, the Office of Small Business of the SEC, expressed the view that SEC Rule 144 is not available for resale transactions involving securities sold by promoters and affiliates of a "blank check" company and their transferees, and anyone else who has been issued securities from a blank check company, and that securities issued by a blank check company to promoters and affiliates, and their transferees, can only be resold through registration. In addition, the promoters or affiliates of the blank check companies, as well as their transferees, are deemed to be "underwriters" of the securities issued both before and after any business combination. The Company anticipates that it will amend this Registration Statement to keep it "current" or file a new registration statement in connection with a business combination.

                                   THE SPINOFF

Reasons For The Spinoff

Our Board of Directors has determined that the Spinoff is in the best interest of shareholders of Cambridge. We believe our shareholder value may be enhanced by the Spinoff due to the attractiveness of a public reporting company as a merger partner or acquisition vehicle.

CamCap was formed to identify and complete a merger or acquisition with a private entity. A private entity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with CamCap. Such adverse consequences may include time delays of the registration process, significant expenses incurred in a public offering, and loss of voting control to public shareholders.

Manner Of Effecting The Spinoff

We will effect the Spinoff by delivering all of the outstanding shares of CamCap common stock to Corporate Stock Transfer, Inc. which will serve as the Distribution Agent. The Distribution Agent will be instructed by Cambridge to distribute the CamCap shares to the holders of record of Cambridge common stock as of the close of business (5:00 P.M. EST) on the Record Date of November ____, 2000.

The distribution of CamCap common stock will be made on the basis of a distribution ratio of one share of CamCap common stock for each share of common stock of Cambridge held as of the close of business on the Record Date. There are currently 3,029,870 shares of CamCap common stock outstanding, all of which are owned by Cambridge. All 3,029,870 shares of CamCap common stock will be distributed by Cambridge to Cambridge's shareholders. The Distribution Agent will credit the brokerage accounts of Cambridge shareholders, or will mail CamCap certificates to Cambridge shareholders, on or about November ____, 2000 (the "Spinoff Date"). The shares of CamCap common stock will be fully paid and non-assessable and the holders thereof will not be entitled to pre-emptive rights.

No holder of common stock of Cambridge will be required to pay any cash or other consideration for shares of CamCap common stock received in the Spinoff or to exchange shares of Cambridge common stock. On and after the Spinoff Date, certificates for shares of common stock of Cambridge will represent the same shares of Cambridge. You will not receive new stock certificates for Cambridge common stock as a result of the Spinoff.

Effect Of A Spinoff

Following the Spinoff, which will be effective at 5:00 P.M. EST on the Spinoff Date, Cambridge and CamCap will be separate public companies. The number and identity of shareholders of CamCap immediately after the Spinoff generally will be the same as the number and identity of shareholders of Cambridge on the Record Date. Immediately after the Spinoff, CamCap expects to have approximately 990 holders of record of CamCap common stock and 3,029,870 shares of CamCap common stock outstanding, based on the one-to-one distribution ratio of the Spinoff and the number of record shareholders and outstanding shares of Cambridge common stock as of the date of this Prospectus. The actual number of shares of CamCap common stock to be distributed will be determined as of the Record Date.

Certain United States Federal Income Tax Consequences

The following is a discussion of the material federal income tax consequences of the Spinoff and does not purport to be a complete analysis or description of all potential tax effects of the Spinoff. The discussion does not address all the tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to taxpayers subject to special treatment under the federal income tax laws (for example, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, foreign corporation, foreign partnerships or other foreign entities, and individuals who are not citizens or residents of the Unite States), and does not address any aspects of state, local or foreign tax law. The following discussion is based upon the provisions of the Internal Revenue Code, the U.S. Treasury Regulations thereunder, and administrative rulings and judicial decisions in effect as of the date of this Prospectus. Subsequent legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements or conclusions set forth in this Prospectus. Any such change could apply retroactively. Each shareholder of Cambridge is urged to consult his or her own tax advisor as to the federal, state, local or foreign tax consequences of the Spinoff.

The Spinoff does not constitute a tax-free distribution. Instead, each holder of Cambridge stock who receive shares of CamCap common stock in the Spinoff will be treated as if such shareholder received a taxable distribution. However, inasmuch as CamCap's total assets are less than $3,100, and its liabilities are $825, the taxable amount will be nominal.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan Of Operation

CamCap is a development stage company organized on August 17, 2000, in the State of Colorado, to identify and complete a merger or acquisition with a private entity. CamCap's plan of operation for the coming year is to fulfill this business plan. CamCap has limited financial resources and competition for suitable merger candidates is substantial. Accordingly, there can be no assurance that CamCap's business plans will be fully realized.

CamCap does not plan to limit its options to any particular industry, but expects to evaluate each opportunity on its merits. CamCap anticipates that Cambridge will provide it with sufficient capital to continue operations through its first fiscal year ending June 30, 2001.

Results Of Operations

CamCap had no revenue from operations from inception (August 17, 2000), through the period ended September 12, 2000.

General and administrative expenses for the period ended September 12, 2000 were $825. General and administrative expenses during this period consisted solely of organizational expenses.

CamCap had a net loss of $825 for the period ended September 12, 2000. CamCap's net losses during this period were attributable to general and administrative expenses.

CamCap does not expect to generate any revenue until it acquires an interest in an operating company.

Liquidity And Capital Resources

As of September 12, 2000, CamCap had no major assets. CamCap is currently authorized to issue 50,000,000 shares of common stock, of which 3,029,870 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which is outstanding as of September 12, 2000. Management is hopeful that if CamCap becomes a reporting company it will increase the number of prospective business ventures that may be available to CamCap. Management believes that CamCap has sufficient resources to meet the anticipated needs of CamCap's operations through at least the fiscal year ending June 30, 2001. CamCap anticipates that Cambridge will advance sufficient funds to satisfy the cash needs of CamCap through the fiscal year ending June 30, 2001. However, there can be no assurances to that effect, as CamCap has no revenues and CamCap's need for capital may change dramatically if it acquires an interest in an operating entity. Further, CamCap has no plans to raise additional capital through private placements or public registration of its securities until a merger or acquisition candidate is identified. We believe that, in view of the SEC's position that SEC Rule 144 is not available for resale transactions of blank check companies, efforts to raise additional capital would likely not be successful. However, CamCap may attempt to raise additional capital.

CamCap projects that its operating requirements will not exceed $15,000 during the fiscal year ending June 30, 2001. However, if an acquisition candidate is identified, substantial additional costs in the due diligence and evaluation process may be incurred. If the acquisition is consummated, there will be substantial additional costs, primarily related to professional fees. It is expected that funding will be advanced to CamCap by Cambridge, and that Cambridge would be reimbursed if the merger or acquisition is concluded.

                                    BUSINESS

Introduction

CamCap was formed as a Colorado corporation on August 17, 2000 to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for CamCap shareholders. CamCap has been in the developmental stage since inception and has not engaged in any operational activities, other than organizational measures, including issuing all of its shares to Cambridge. CamCap may be considered a "development stage" or "shell" company inasmuch as it has limited financial resources, and its planned activities consist solely of seeking to identify and complete a merger or acquisition with a private entity for which no revenues would be generated.

Our management decided to file the Registration Statement of which this Prospectus is a part on a voluntary basis as management believes that the primary attraction of CamCap as a merger partner or acquisition vehicle will be its status as a public reporting company.

Business Plan

Our purpose is for CamCap to acquire an interest in a business which seeks the perceived advantages of a publicly reporting company. We do not expect to restrict our search to any specific business or industry. However, because of CamCap's limited financial resources, it is expected that CamCap will be able to participate in only one merger or acquisition transaction.

CamCap's management will review and evaluate business entities for possible mergers or acquisitions. CamCap has not yet entered into any agreement, nor does it have any commitment or understanding to enter into or become engaged in a transaction as of the date of this Prospectus. CamCap's business objectives discussed in this Prospectus are extremely general and are not intended to restrict the discretion of CamCap's management.

A decision to participate in a specific business opportunity will be made based upon an analysis of many factors which may be difficult, if not impossible, to analyze using any objective criteria.

The analysis of merger candidates will be undertaken by Gregory Pusey who is not a professional business analyst. In analyzing prospective business opportunities, management will consider the following regarding a prospective merger candidate:

o        The background, experience and quality of management;

o        Technical, financial and managerial resources;

o        Depth of personnel;

o        History of operations, if any;

o The availability of audited financial statements to meet SEC requirements;

o        Working capital and other financial requirements;

o        The potential for future financing;

o The competitive position of products and the nature of present and expected competition;

o The potential for further research, development, exploration or expansion of markets;

o        The merit of the business plan;

o        Results of a due diligence evaluation; and

o        Other relevant factors.

Selection Of A Merger Candidate

We anticipate that potential merger candidates will be referred from various sources, including our management, professional advisors, venture capitalists, investment firms and other persons involved in the financial community, and other persons who may present unsolicited proposals. It is not anticipated that CamCap will engage in any general solicitation or advertising for a merger candidate, but instead will rely on the personal contacts of its officers and directors and their affiliates, as well as indirect associations with other business and professional people. Management's reliance on "word of mouth" may limit the number of potential business opportunities identified. It is not anticipated that CamCap will engage firms specializing in business acquisitions, but such firms may be retained if management believes that is advisable. Finders fees paid could involve cash payments, payments involving issuance of securities, payments based on a percentage of the merger candidate's revenues, or any combination of these or other compensation arrangements. Consequently, we are unable to predict the cost of utilizing such services. CamCap has no commitments, agreements, arrangements or understandings to pay any finders fees in connection with any potential acquisition or merger.

CamCap will not restrict its search to any particular business, industry or geographical location. The decision of management is expected to be based on the business objective of seeking long-term capital appreciation for CamCap's shareholders. CamCap may participate in a merger with a newly organized business venture or with a more established business. Participation in a new business venture entails greater risks as, in many instances, management of such venture may not have a proven track record; the eventual market for the product or services will likely not be established; and the profitability will be untested and impossible to accurately forecast. Should CamCap participate in a more established venture that is experiencing financial difficulty, risks may stem from CamCap's inability to generate sufficient funds to manage or reverse the circumstances causing the financial problems.

It is expected that the management of CamCap will analyze all relevant factors and make a determination based on a composite of available information, without reliance on any single factor. As no specific merger or acquisition candidate has been identified, we cannot describe the primary factors relied upon in making an acquisition decision. In addition, the period within which CamCap will decide to participate in a merger or acquisition transaction cannot be predicted and will depend on certain factors, including the time involved in identifying businesses, the time required for CamCap to complete its due diligence and analysis, the time required to prepare appropriate documentation to effect a merger or acquisition and other circumstances.

How An Acquisition May Be Structured

Although the exact structure of an anticipated business transaction cannot yet be determined, we anticipate that CamCap will become a party to a merger, consolidation, share exchange or other form of business combination. It is probable that the present management of CamCap and CamCap's shareholders will no longer be in control of CamCap upon completion of the business combination. CamCap's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the CamCap shareholders. It is possible that the merger candidate may require some of CamCap's larger shareholders, including Mr. Pusey, to sell their stock in CamCap as part of the merger transaction. Management does not intend to require the purchase of all or any portion of its stock as a condition to any proposed merger or acquisition. However, it is not unusual for affiliates of the entity participating in the merger to negotiate to purchase shares held by the present shareholders. This is done in order to reduce the amount of shares held by persons no longer affiliated with the public entity and thereby reduce the potential adverse impact on the public market in the common stock that could result from substantial sales of such shares after the completion of the merger. In the event sales of shares by management is a negotiated part of a future merger or acquisition, a conflict of interest could arise as management would be negotiating for the merger or acquisition on behalf of CamCap and for the sale of their shares for their own personal accounts. Management has not adopted any policy resolving the potential conflict, should it arise, but instead intends to rely on its obligation to fulfill its duties to act in the best interest of CamCap and its shareholders in making any determinations with respect to the sale of their shares. While the actual terms of a transaction to which CamCap may be a party cannot be determined at this time, it is expected that the parties to any business transaction will find it desirable to structure the merger or acquisition as a so-called "tax free" event. The Company expects to be the acquiring corporation in a business combination as it will be the public entity. However, it is likely that CamCap would issue securities in such an amount that the shareholders of the acquired corporation would hold a majority, and possibly substantially all, of the voting stock of CamCap after the acquisition is completed. Consequently, the shareholders of Cambridge who will receive the CamCap stock in the Spinoff would retain less than 50% of the issued and outstanding shares of CamCap after CamCap completes an acquisition or merger. Regardless of the form of business acquisition it may be anticipated that the CamCap shareholders immediately prior to the transaction will experience a significant reduction in their percentage of ownership in CamCap.

Although it is anticipated that CamCap would be the acquiring corporation in a business combination, the transaction would typically be accounted for under generally accepted accounting principles as if CamCap had been acquired by the other entity owning the business. Under those principles, CamCap would not be permitted a write-up in the carrying value of the assets of the other company. The determination of the terms of the merger will depend on various factors, including the nature of the business to be acquired, the respective needs and desires of CamCap and the other parties, the management of the business to be acquired, and the relative negotiating strength of CamCap and the management of the business being acquired.

It is expected that CamCap will participate in a transaction only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be determined at this time, generally such agreements will require specific representations and warranties by the parties, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to the closing, and will set forth events of default and other terms.

Operation Of Business After Acquisition

The operation of CamCap following its merger or acquisition of a business will be dependent on the nature of the business and the interest acquired. We are unable to determine at this time whether management of CamCap will participate in management of the business after the acquisition, but it is likely that the present management of CamCap will not be in control of CamCap following the acquisition. It may be expected that the business will present various risks, which cannot be predicted at the present time.

Government Regulation

We cannot anticipate governmental regulations, if any, to which CamCap may be subject until it has acquired an interest in a business. The use of assets to conduct a business which CamCap may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business as a merger candidate, management will endeavor to ascertain, to the extent of the limited resources of CamCap, the effects of such government regulation on the prospective business. Under certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition in such business a higher risk.

Competition

CamCap will be an insignificant participant among the firms that engage in the acquisition of businesses. There are many established venture capital groups and financial concerns that have significantly greater financial and personnel resources and technical expertise than CamCap. In view of our limited financial resources and limited management availability, CamCap will be at a significant competitive disadvantage.

Employees

CamCap is a development stage company and has no employees. Management will devote only such time to the affairs of CamCap as they deem appropriate. It is estimated that Mr. Pusey will conduct the day to day operations of CamCap and will devote up to ten hours per month to these activities. Management expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as CamCap is identifying and evaluating businesses. The need for employees and their availability will be addressed in connection with the decision of whether to acquire or participate in a specific acquisition transaction.

Description Of Property

CamCap has no properties and at this time has no agreements to acquire any properties. We will operate from offices made available to us on a rent free basis from CamCap's President. This space is provided on a rent free basis and it is anticipated that this arrangement will remain until CamCap successfully consummates a merger or acquisition. If administrative personnel are shared with the Company's President, such expenses will be allocated on a proportionate basis. It is not anticipated that such expenses will be substantial.

                                   MANAGEMENT

Our directors and officers are as follows:

         Name                     Age    Position
         ----                     ---    --------

         Gregory Pusey            48     President, Treasurer and Director

         Jeffrey G. McGonegal     49     Secretary and Director

         John H. Altshuler        69     Director

         Scott Menefee            35     Director

The directors of the Corporation serve until the next Annual Meeting of Shareholders or until the election of their successors. Vacancies in the Board of Directors are filled by majority vote of the remaining directors. The officers serve at the will of the Board of Directors. There are no family relationships among the directors of CamCap.

The following is biographical information concerning the officers and directors of CamCap.

GREGORY PUSEY serves as the President, Treasurer and a director of Cambridge, and has served as a director of Cambridge since 1982. He is the President and Chairman of the Board of Directors of

Advanced Nutraceuticals, Inc., a publicly held company engaged in the manufacture and distribution of nutritional supplements and pharmaceutical products. He is also engaged in independent investment activities through Livingston Capital, Ltd.

JOHN H. ALTSHULER, M.D. has served as a director of Cambridge since 1991. He maintains a laboratory and a private medical practice and has served as a medical consultant since 1965. Dr. Altshuler's medical specialty is hematology. Dr. Altshuler graduated from McGill University in 1959 with a doctorate in medicine.

JEFFREY G. MCGONEGAL became the Secretary and a director of Cambridge in September 2000. Mr. McGonegal has served as Senior Vice President - Finance of Advanced Nutraceuticals, Inc. since February 2000. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Company, a company engaged in providing accounting and business consulting services. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal is a member of the Board of Directors of The Rockies Venture Club, Inc. and Colorado Venture Centers, Inc. He received a B.A. degree in accounting from Florida State University.

SCOTT MENEFEE has served as a director of Cambridge since 1993. He is a real estate manager for Opus Northwest, LLC, a large commercial real estate development firm. He previously served as a Leasing Manager for Vector Property Services, LLC. From 1992 through early 1997, Mr. Menefee was a Leasing Manager for Brookfield Development. Mr. Menefee graduated from Southern Methodist University with a MBA degree in 1989.

Compensation

No compensation was paid to any of CamCap's officers and directors since CamCap's inception on August 17, 2000. It is not expected that any salaries will be paid to any of CamCap's officers and directors, although there is currently no policy in place that prevents the Company from compensating these persons or any future officer, director or affiliate.

CamCap has no agreement or understanding with any officer, director, or principal shareholder, or their affiliates or associates, regarding employment with CamCap or compensation for services. CamCap has not made a determination of whether any officer, director, or principal shareholder, or their affiliates or associates, will receive any compensation for any services provided to CamCap in fulfilling CamCap's business objective of identifying and completing a merger or acquisition with a private entity. CamCap has adopted a policy that its officers and directors will not receive more than 9.9% of the value of any merger or acquisition completed by CamCap as compensation in connection with the transaction.

Upon the merger or acquisition of a business entity, it is possible that current management of CamCap will resign and be replaced by persons associated with the business acquired. In the event that any member of current management remains after effecting a business acquisition, that member's time commitment and compensation will likely be adjusted based on the nature and location of such business and the services required, which cannot now be foreseen.

In August 2000, CamCap adopted its 2000 Stock Incentive Plan. The purpose of the Plan is to promote the interests of CamCap and its shareholders by providing participants a significant stake in the performance of CamCap and providing an opportunity for the participants to increase their holdings of CamCap's common stock. The Plan is administered by the Option Committee, which consists of the Board or a committee of the Board, as the Board may from time to time designate, composed of not less than two members of the Board, each of whom shall be a director who is not employed by CamCap. The Option Committee has the authority to select employees and consultants (which may include directors) to receive awards, to determine the number of shares of common stock covered by awards, and to set the terms and conditions of awards. The Plan authorizes the grant of options to purchase up to 500,000 shares of CamCap's common stock. No options have been granted under the Plan. In addition to stock options, CamCap may also offer a participant a right to purchase shares of common stock subject to such restrictions and conditions as the Option Committee may determine at the time of grant. Such conditions may include continued services to CamCap or the achievement of specified performance goals or objectives. No common stock has been issued pursuant to the Plan.

                             PRINCIPAL SHAREHOLDERS

All of the outstanding CamCap stock is currently held by Cambridge. The following table sets forth projected CamCap stock ownership information with respect to each of the CamCap directors and to all CamCap directors and executive officers as a group, and with respect to each person who is projected to own more than 5% of the CamCap stock immediately after the distribution.

                                                                  Percent of
Name and Address                    Number of Shares          Shares Outstanding
----------------                    ----------------          ------------------

John H. Altshuler
18 Blue Heron Drive West                       -0-                       .0
Littleton, Colorado 80121

Jeffrey G. McGonegal                           -0-                       .0
1905 West Valley Vista Drive
Castle Rock, Colorado  80104

Scott Menefee
971 Garfield Street                        40,000                       1.3
Denver, Colorado 80206

Gregory Pusey(1)
8101 East Dartmouth, #58                1,591,218                      52.5
Denver, Colorado 80231

Cede & Co.
P. O. Box 222
New York, New York 10274                  203,469                       6.6

E. Jeffrey Peierls
73 South Holman Way                       307,824                      10.0
Golden, Colorado 80401

All Officers and Directors
As A Group (4 Persons)                  1,631,218                      53.8

(1) Includes 18,604 shares owned jointly by Mr. Pusey with his wife, and an aggregate of 96,411 shares owned by Mrs. Pusey, individually or as custodian for their minor children.


                                LEGAL PROCEEDINGS

There is no litigation pending or threatened against us or CamCap.

                            DESCRIPTION OF SECURITIES

CamCap is authorized to issue up to 50,000,000 shares of $.001 par value common stock. Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by shareholders generally, and are not entitled to cumulate votes in the election of directors. Shareholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. CamCap has paid no dividends to date, and CamCap has no plans to do so in the immediate future. In the event of liquidation, dissolution, or winding up of CamCap, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution to holders of preferred stock. The holders of shares of common stock have no pre-emptive, conversion or subscription rights. Shares of common stock currently outstanding are validly issued, fully paid and non-assessable.

CamCap is also authorized to issue up to 1,000,000 shares of $.001 par value preferred stock, which may be issued from time to time in one or more series. The Board is allowed to fix or alter the dividend rights, the terms of redemption and liquidation preferences of any unissued series of preferred stock and may designate the number of shares constituting any such series. There are no shares of preferred stock issued or outstanding, and CamCap has no plans to authorize or issue any shares of preferred stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for CamCap common stock, and it is not anticipated that any public market will develop in the immediate future. After a merger candidate has been identified, a public market may develop. It is expected that any merger will involve an issuance of a substantial amount of CamCap stock to shareholders of the acquired entity. Sales by these persons of the stock acquired in the merger or acquisition transaction in any public market that may develop may cause the CamCap share price to drop and may adversely affect the sale of shares by our shareholders who have received CamCap stock in the Spinoff.

                                  LEGAL MATTERS

The validity of the shares offered under this Prospectus is being passed upon by Patton Boggs LLP, Denver, Colorado.

                                     EXPERTS

Financial statements included in this Prospectus and in the Registration Statement have been included in reliance on reports of AJ. Robbins, PC, independent certified public accountants, and upon their authority as experts in accounting and auditing. The report of AJ. Robbins, PC contains an emphasis paragraph questioning whether CamCap can continue as a going concern without additional funding or financial support from Cambridge.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

Cambridge is (and, following the Spinoff, CamCap will be) subject to the informational requirements of the Securities Exchange Act of 1934 and files (and CamCap will file) annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that either of us files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

CamCap has filed with the SEC a Registration Statement on Form SB-2 under the Securities Act of 1933 relating to CamCap's common stock to be issued to the shareholders of Cambridge in the Spinoff. As permitted by the rules and regulations of the SEC, this joint Information Statement/Prospectus does not contain all the information set forth in the Registration Statement. You can obtain that additional information from the SEC's principal office in Washington, D.C. or the SEC's Internet site as described above. Statements contained in this Joint Information Statement/Prospectus about the contents of any document are not necessarily complete and, in each instance where the document is filed as an exhibit to the Registration Statement, reference is made to the copy of that document filed as an exhibit to the Registration Statement, with each statement of that kind in this Joint Information Statement/Prospectus being qualified in all respects by reference to the document.

We will provide a copy of any and all of the information that is referred to in this Joint Information Statement/Prospectus to you, without charge, upon written or oral request. You should make any request for documents at 7315 East Peakview Avenue, Englewood, Colorado 80111 by October ___, 2000 to insure timely delivery of the documents.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE CAMCAP COMMON STOCK IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION OF AN OFFER IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR IN OUR AFFAIRS SINCE THE DATE OF THIS JOINT INFORMATION STATEMENT/PROSPECTUS. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                              FINANCIAL STATEMENTS


                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----

Independent Auditors' Report                                                 F-2

Financial Statements:

     Balance Sheet                                                           F-3

     Statement of Operations                                                 F-4

     Statement of Changes in Stockholder's Equity                            F-5

     Statement of Cash Flows                                                 F-6

Notes to Financial Statements                                                F-7

                                    INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
CAMCAP, INC.
ENGLEWOOD, COLORADO


We have audited the accompanying balance sheet of CamCap, Inc. (a development stage company) as of September 12, 2000, and the related statements of operations, changes in stockholder's equity, and cash flows for the period from August 17, 2000 (inception) to September 12, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CamCap, Inc. as of September 12, 2000, and the results of its operations and its cash flows for the period from August 17, 2000 (inception) to September 12, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, complete a merger or acquisition of a private entity and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


DENVER, COLORADO
SEPTEMBER 20, 2000

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 12, 2000


                                     ASSETS

         CURRENT ASSETS, Cash                                           $ 3,030
                                                                        =======


                      LIABILITIES AND STOCKHOLDER'S EQUITY


TOTAL LIABILITIES, Accounts payable                                     $   825
                                                                        -------


         COMMITMENTS AND CONTINGENCIES


STOCKHOLDER'S EQUITY:
     Preferred stock, $.001 par value, 1,000,000 shares
          authorized                                                         --
     Common stock, $.001 par value 50,000,000 shares
          authorized, 3,029,870 shares issued and
          outstanding                                                     3,030
     (Deficit) accumulated during the development stage                    (825)
                                                                        -------

                  Total Stockholder's Equity                              2,205
                                                                        -------

                                                                        $ 3,030
                                                                        =======


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                        FOR THE PERIOD
                                                             FROM
                                                        AUGUST 17, 2000
                                                          (INCEPTION)
                                                              to
                                                         SEPTEMBER 12,
                                                             2000
                                                        ---------------

REVENUE                                                   $       --
                                                          ----------

EXPENSES                                                        (825)
                                                          ----------

NET (LOSS)                                                $     (825)
                                                          ==========


         NET (LOSS) PER COMMON SHARE - BASIC              $        *
                                                          ==========


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING - BASIC                                      3,029,870
                                                          ==========

*Less than $.01 per share

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
      FOR THE PERIOD FROM AUGUST 17, 2000 (INCEPTION) TO SEPTEMBER 12, 2000


                                                                           (DEFICIT)
                                                                          ACCUMULATED
                                          COMMON STOCK        ADDITIONAL  DURING THE
                                      ---------------------    PAID-IN    DEVELOPMENT
                                       SHARES      AMOUNT      CAPITAL       STAGE        TOTAL
                                      ---------   ---------   ----------  -----------   ---------
BALANCES, AUGUST 17, 2000                    --   $      --   $       --   $      --    $      --

   Issuance of stock in August 2000
     for $.001 per share              3,029,870       3,030           --          --        3,030

   Net (loss)                                --          --           --        (825)        (825)
                                      ---------   ---------   ----------   ---------    ---------

BALANCES, SEPTEMBER 12, 2000          3,029,870   $   3,030   $       --   $    (825)   $   2,205
                                      =========   =========   ==========   =========    =========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS


                                                                             FOR THE PERIOD
                                                                                  FROM
                                                                             AUGUST 17, 2000
                                                                             (INCEPTION) TO
                                                                              SEPTEMBER 12,
                                                                                  2000
                                                                             ---------------

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
     Net (loss)                                                                 $  (825)
         Adjustments to reconcile net (loss) to net cash provided (used) by operations:
         Changes in:
              Accounts payable                                                      825
                                                                                -------

                  Cash Flows Provided (Used) by Operating Activities                 --
                                                                                -------


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
     Common stock issued for cash                                                 3,030
                                                                                -------

                  Net Cash Provided by Financing Activities                       3,030
                                                                                -------


         NET INCREASE IN CASH                                                     3,030

CASH, beginning of period                                                            --
                                                                                -------

CASH, end of period                                                             $ 3,030
                                                                                =======


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

CamCap, Inc. (the Company), a development stage company, was organized under the laws of the State of Colorado on August 17, 2000. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is June 30.

The Company is a wholly owned subsidiary of Cambridge Holdings, Ltd. (Cambridge). It is Cambridge's intention to transfer ownership of the Company to its stockholders.

GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, complete a merger or acquisition of a private entity, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. To date, the Company has incurred $825 in such expenses.

EARNINGS (LOSS) PER COMMON SHARE

During 1997 the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

                                  CAMCAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - STOCKHOLDERS' EQUITY

SALE OF COMMON STOCK

During August 2000, the Company issued for cash 3,029,870 shares of its common stock to Cambridge Holdings, Ltd. at $.001 per share.

PREFERRED STOCK

CamCap is authorized to issue up to 1,000,000 shares of $.001 par value preferred stock, which may be issued from time to time in one or more series. The Board of Directors is allowed to fix or alter the dividend rights, the terms of redemption and the liquidation preferences of any unissued series of preferred stock and may designate the number of shares constituting any such series.

NOTE 3 - STOCK OPTION PLAN

2000 STOCK OPTION PLAN

The Company's 2000 Stock Option Plan, adopted effective August 23, 2000, has a maximum of 500,000 common shares reserved to be issued to employees and consultants upon the exercise of options which may be granted under the Plan. The option price of shares may not be less than 100% of the fair market value of common stock on the date of grant. The option price of shares issued to more than 10% shareholders may not be less than 110% of the fair market value of the common stock on the date of grant. The exercise term will not exceed ten years from the date of the grant. The Plan shall terminate August 22, 2010. No options have been granted through September 12, 2000.

                                     PART II

Item 24. Indemnification of Directors and Officers

Article VI of the CamCap Bylaws provides certain indemnification rights. These Bylaws provide that CamCap possesses and may exercise powers of indemnifications for officers, directors, employees, agents and other persons. The CamCap Board is authorized and empowered to exercise all the powers of indemnification without shareholder action. The assets of CamCap could be used to satisfy any liabilities subject to indemnification.

Item 25. Other Expenses of Issuance and Distribution

All expenses of the Spinoff are being paid by Cambridge. These expenses include registration fees of $.80, and estimated accounting fees of $3,000, legal fees of approximately $10,000, printing fees of approximately $5,000 and mailing and transfer agent expenses of approximately $3,000.

                     RECENT SALES OF UNREGISTERED SECURITIES

In August 2000, CamCap issued 3,029,870 shares of its common stock at $.001 par value per share to Cambridge for $3,029.87. The sale of CamCap's common stock was made privately in reliance upon Section 4(2) of the Securities Act of 1933, as amended. No underwriter or agent was used in connection with this transaction.

Item 27. Exhibits

         Exhibit 3.1       Articles of Incorporation of CamCap, Inc.

         Exhibit 3.2       Bylaws of CamCap, Inc.

         Exhibit 5.1       Opinion of Patton Boggs LLP

         Exhibit 10.1      CamCap 2000 Stock Incentive Plan

         Exhibit 23.1      Consent of AJ. Robbins, PC

         Exhibit 23.2      Consent of Patton Boggs LLP (included in Exhibit 5.1)

         Exhibit 27.1      Financial Data Schedule

Item 28. Undertakings

CamCap undertakes that it will:

         1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorize this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on October 13, 2000.


                                         CAMCAP, INC.
                                         (Registrant)


                                         By: /s/ Gregory Pusey
                                            ------------------------------------
                                            Gregory Pusey, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.


Date:    October 13, 2000       /s/
                                ------------------------------------------------
                                Gregory Pusey, President, Treasurer and Director


Date:    October 13, 2000       /s/
                                ------------------------------------------------
                                Jeffrey G. McGonegal, Secretary and Director



                                ------------------------------------------------
                                John H. Altshuler, Director


Date:    October 13, 2000       /s/
                                ------------------------------------------------
                                Scott Menefee, Director

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

  3.1            Articles of Incorporation of CamCap, Inc.

  3.2            Bylaws of CamCap, Inc.

  5.1            Opinion of Patton Boggs LLP

  10.1           CamCap 2000 Stock Incentive Plan

  23.1           Consent of AJ. Robbins, PC

  23.2           Consent of Patton Boggs LLP (included in Exhibit 5.1)

  27.1           Financial Data Schedule